Exhibit 2

CONVERTIBLE NOTE PURCHASE AGREEMENT

by and between

CTRIP.COM INTERNATIONAL, LTD.

and

PRICELINE GROUP TREASURY COMPANY B.V.

Dated as of August 7, 2014

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THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made this 7th day of August, 2014, by and between:

(1)                                 Ctrip.com International, Ltd., a Cayman Islands exempted company (the “Company”); and

(2)                                 Priceline Group Treasury Company B.V., a Netherlands company (the “Purchaser”) and an indirect wholly owned subsidiary of The Priceline Group Inc., a Delaware corporation (the “Parent”).

W I T N E S S E T H:

WHEREAS, the Company desires to issue, sell and deliver to the Purchaser, and the Purchaser desires to purchase from the Company, the Note (as defined below) pursuant to the terms and subject to the conditions of this Agreement;

WHEREAS, the Company and the Purchaser desire to enter into this Agreement on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1                                    Definitions.  As used herein, the following terms shall have the meanings set forth below:

“ADS” means an American Depositary Share, representing 0.25 of an Ordinary Share of the Company as of the date hereof.

“Affiliate” means, with respect to any specified Person, any Person that controls, is controlled by, or is under common control with such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.  For purposes of this Agreement and the Note, each of the Chairman of the Board of Directors, the Chief Executive Officer of the Company, the Chief Operating Officer of the Company and the Chief Financial Officer of the Company shall be Affiliates of the Company.

“Agreement” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions in the Cayman Islands, the State of New York or the cities of Beijing, Shanghai or Hong Kong are required by Law to be closed.

“Closing” shall have the meaning ascribed to this term in Section 2.2(a).

“Company” has the meaning ascribed thereto in the preamble hereto.

“Company Financial Statements” shall have the meaning ascribed to this term in Section 3.1(h)(ii).

“Company Material Adverse Effect” means any event, development, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, assets or liabilities of the Company and the Covered Subsidiaries, taken as a whole; provided, however, that no changes, events, circumstances or developments attributable to or resulting from any of the following shall be deemed to be, or taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (i) changes, events, circumstances or developments in or affecting general economic conditions or the securities, credit or financial markets in general (including interest rates and exchange rates), (ii) changes, events, circumstances or developments generally affecting the industries in which any of the Company and the Covered Subsidiaries operate, (iii) changes or developments in GAAP, other applicable accounting rules or applicable Law, or the enforcement or interpretation thereof, or changes or developments in political, regulatory or legislative conditions, (iv) changes, events, circumstances or developments resulting from any weather-related or other force majeure event or natural disaster (including hurricane, tornado, flood, earthquake, tsunami or volcano eruption) or outbreak or escalation of hostilities or acts of war (whether or not declared) or terrorism, (v) any failure by the Company or any of the Covered Subsidiaries to meet any internal or published projections, forecasts, estimates or projections or analysts’ expectations in respect of revenues, cash flow, earnings or other financial or operating metrics for any period or (vi) any changes in the market price or trading volume of Ordinary Shares or ADSs or in the Company’s credit rating; provided, however, that (x) the underlying cause(s) of such change or failure shall not be excluded in the case of clauses (v) and (vi) (unless otherwise excepted under the foregoing clauses (i) through (iv)) and (y) any changes, events, circumstances or developments referred to in clauses (i), (ii), (iii) and (iv) shall not be excluded to the extent the same disproportionately affect (individually or together with other changes, events, circumstances or developments) the Company and the Covered Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same principal industries in which the Company and the Covered Subsidiaries operate.

“Company SEC Documents” shall have the meaning ascribed to this term in Section 3.1(h)(i).

“Covered Subsidiary” means the entities set forth in Schedule 1 hereto.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Foreign Corrupt Practices Act” shall have the meaning ascribed to this term in Section 3.1(f)(ii).

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“Governmental Authority” means any federal, national, supranational, state, provincial, local, municipal or other government, any governmental, quasi-governmental, supranational, regulatory or administrative authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body, political subdivision, and any court or other tribunal) or any self-regulatory organization (including NASDAQ) with competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Intellectual Property” means all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents and applications therefor, including provisional applications, divisions, continuations, continuations-in-part, extensions, reexaminations and reissues; (iii) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists; (iv) published and unpublished works of authorship, whether copyrightable or not (including, without limitation, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) other intellectual property or proprietary rights.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, pledge, claim, security interest, easement, covenant, restriction, reservation, defect in title, encroachment or other encumbrance, lien (choate or inchoate), charge, equity, or other restriction or limitation, whether arising by contract or under Law.

“NASDAQ” means The NASDAQ Global Select Market.

“Note” means the convertible note issued to the Purchaser pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

“Ordinary Shares” means ordinary shares of the Company, par value US$0.01 per ordinary share.

“Parent” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Permits” shall have the meaning ascribed to this term in Section 3.1(f)(iii).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a Governmental Authority.

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“Proceeding” means any action, suit, claim, litigation, arbitration, proceeding (including any civil, criminal, administrative or appellate proceeding), hearing, investigation or public inquiry commenced, brought, conducted or heard by or before, or otherwise involving, any arbitrator, arbitration panel, court or other Governmental Authority.

“Purchase Price” shall have the meaning ascribed to this term in Section 2.1.

“Purchaser” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Purchaser Material Adverse Effect” means any event, development, change or effect that, individually or in the aggregate, has or would reasonably be expected to materially and adversely affect the authority or ability of the Purchaser to perform its obligations under this Agreement.

“Sarbanes-Oxley Act” shall have the meaning ascribed to this term in Section 3.1(h)(i).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” shall have the meaning ascribed to this term in Section 3.2(f).

“Standstill Agreement” means that certain standstill agreement dated August 7, 2014, by and between the Company and Parent.

“Subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person, including for the avoidance of doubt any “variable interest entity,” whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with GAAP or (iii) any Person with respect to which the subject entity has the sole power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise.

Section 1.2                                    Interpretation and Rules of Construction.  In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)                                 The words “party” and “parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(b)                                 When a reference is made in this Agreement to a Section or clause, such reference is to a Section or clause of this Agreement.

(c)                                  The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

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(d)                                 Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(e)                                  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f)                                   All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(g)                                  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h)                                 The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(i)                                     The term “US$” means United States Dollars.

(j)                                    The term “days” shall refer to calendar days.

(k)                                 The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(l)                                     A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(m)                             References herein to any gender include the other gender.

(n)                                 The parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

PURCHASE AND SALE OF THE NOTE

Section 2.1                                    Sale and Issuance of Note.  Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue and sell the Note with a principal value of US$500 million to the Purchaser, and, in exchange, the Purchaser agrees to subscribe for and purchase the Note from the Company for an aggregate price of US$500 million (being 100% of the face value thereof) (the “Purchase Price”).

Section 2.2                                    Closing.

(a)                                 The consummation of the transactions described in Section 2.1 (the “Closing”) shall occur on the date hereof, or such other time as the parties hereto shall mutually agree in writing.  At the Closing, the Company shall deliver to the Purchaser (i) the Note dated the date of the Closing and registered in the name of the Purchaser and (ii) an

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opinion of Cayman Islands counsel to the Company dated the date of the Closing and substantially in the form attached hereto as Exhibit B, together against payment by the Purchaser to the Company or to its order of the Purchase Price by wire transfer of immediately available funds within 48 hours of the Closing to such account as designated by the Company in writing.  Performance by each party under this Section 2.2 shall be tendered against performance by the other party of such other party’s obligations under this Section 2.2.

(b)                                 The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, or at such other place as the parties hereto shall mutually agree in writing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1                                    Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Purchaser that:

(a)                                 Organization, Good Standing and Qualification.  The Company is an exempted company, duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization.  The Company and each of its Subsidiaries has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(b)                                 Authorization.  The execution, delivery and performance of this Agreement, the Note and the Standstill Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company.  Each of this Agreement, the Note and the Standstill Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser and Parent, as the case may be, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.  Without limiting the generality of the foregoing, no approval by the shareholders of the Company is required in connection with this Agreement, the Note and the Standstill Agreement, the performance by the Company of its obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated hereby or thereby.

(c)                                  Valid Issuance of the Note.  The Note has been duly and validly authorized for issuance and sale to the Purchaser by the Company, and when issued and delivered by the Company against payment therefor by the Purchaser in accordance with the terms of this Agreement, the Note will be a legally binding and valid obligation of the

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Company and enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.

(d)                                 No Violation.  The execution, delivery and performance by the Company of this Agreement, the Note and the Standstill Agreement does not and will not (i) violate, conflict with or result in the breach of any provision of the memorandum and articles of association (or similar organizational documents) of the Company or any of its Subsidiaries, (ii) subject to the truth and accuracy of the representations and warranties of the Purchaser in Section 3.2, conflict with or violate any Law or Governmental Order applicable to the Company or any of its Subsidiaries or the assets, properties or businesses of the Company or any of its Subsidiaries or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or any of its Subsidiaries is a party or result in the creation of any Liens upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(e)                                  Governmental Consents and Approvals.  Subject to the truth and accuracy of the representations and warranties of the Purchaser in Section 3.2, the execution, delivery and performance by the Company of this Agreement, the Note and the Standstill Agreement does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

(f)                                   Compliance with Applicable Laws; Permits.

(i)                                     Each of the Company and each of its Covered Subsidiaries (A) is, and has at all times since December 31, 2013 through the date hereof been, in compliance with applicable Laws and (B) to the knowledge of the Company, since December 31, 2013 through the date hereof, has not received notice from any Governmental Authority alleging that the Company or any of its Covered Subsidiaries is in violation of any applicable Law, except, in the case of each of clauses (A) and (B), for such non-compliance and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of the Company to consummate the transactions contemplated by this Agreement and, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  As of the date of this Agreement, no investigation or review by any Governmental Authority with respect to the Company or any of its Covered Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Authority indicated an intention to conduct the same.

(ii)                                  Except in each case as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (A) neither the Company nor any of the Covered Subsidiaries nor any of the Company’s or the Covered Subsidiaries’ directors, officers, agents, employees

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or affiliates, in their capacity as a director, officer, agent, employee or affiliate of the Company or any of the Covered Subsidiaries has taken any action that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) and any other applicable anti-corruption Laws to which they may be subject, (B) the Company and the Covered Subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act and any other applicable anti-corruption Laws to which they may be subject and (C) the Company and the Covered Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(iii)                               Except in each case as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (A) the Company and its Covered Subsidiaries have, and at all times since December 31, 2013 have had and have been in compliance with, all licenses, permits, qualifications, accreditations, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders of any Governmental Authority (collectively, the “Permits”), and have made all necessary filings required under applicable Laws, necessary to conduct the business of the Company and the Covered Subsidiaries, (B) since December 31, 2013 through the date hereof, neither the Company nor any of the Covered Subsidiaries has received any written notice of any violation of or failure to comply with any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any Permit and (C) each such Permit has been validly issued or obtained and is in full force and effect.

(g)                                  Capitalization; Covered Subsidiaries.

(i)                                     The authorized capital stock of the Company consists of 100,000,000 Ordinary Shares, of which (A) 34,044,386 are issued and outstanding, (B) 4,169,392 are held in treasury and (C) 766,869 are issued and reserved for issuance in respect of outstanding options to acquire Ordinary Shares, in each case as of July 31, 2014.  Except as set forth in this Section 3.1(g), the Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

(ii)                                  As of July 31, 2014, 5,253,778 Ordinary Shares were issuable pursuant to the 4,492,186 options and 761,592 restricted share units issued and outstanding pursuant to the Company’s 2007 Share Incentive Plan and 2005 Employee’s Stock Option Plan.  All outstanding Ordinary Shares have been duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(iii)                               Except as set forth above in this Section 3.1(g) and other than the 0.50% Convertible Senior Notes due 2017 and 1.25% Convertible Senior Notes due 2018 issued by the Company, there are no outstanding (A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights,

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repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.  The authorized capital stock of the Company is sufficient to accommodate any and all issuances of Ordinary Shares or ADSs upon conversion of the 0.50% Convertible Senior Notes due 2017 and 1.25% Convertible Senior Notes due 2018 issued by the Company and outstanding and upon conversion of the Note.

(iv)                              All outstanding shares of capital stock or other securities of the Covered Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares in the Covered Subsidiaries (except for directors’ qualifying shares or the like) are owned, directly or indirectly, by the Company free and clear of any Liens.

(v)                                 Other than the Covered Subsidiaries set forth on Schedule 1, there are no Subsidiaries that meet the definition of a “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

(h)                                 SEC Matters; Financial Statements.

(i)                                     The Company has filed or furnished, as applicable, on a timely basis, all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by it with the SEC during the period since December 31, 2013 (the “Company SEC Documents”).  None of the Covered Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.  As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment: (A) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company SEC Documents (as the case may be) and (B) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)                                  The financial statements (including any related notes) contained in the Company SEC Documents (collectively, the “Company Financial Statements”): (A) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and (B) fairly present in all material respects the consolidated financial position of the Company and the Covered Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Covered Subsidiaries for the periods covered thereby, except as disclosed therein and as permitted under the Exchange Act.

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(iii)                               The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (A) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Board of Directors and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company.  There are no material weaknesses or significant deficiencies in the Company’s internal controls. The Company’s auditors and the audit committee of the board of directors of the Company have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2013, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(iv)                              The “disclosure controls and procedures” (as defined in Rules 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) of the Company are designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure.

(v)                                 Neither the Company nor any of the Covered Subsidiaries is a party to, nor has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, agreement, arrangement or undertaking (including any contract, agreement, arrangement or undertaking relating to any transaction or relationship between or among one or more of the Company and/or any of its Covered Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such contract, agreement, arrangement or undertaking is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Covered Subsidiaries in the Company’s or such Covered Subsidiary’s published financial statements or other Company SEC Documents.

(i)                                     Absence of Certain Changes.  Since December 31, 2013, (i) the Company and its Covered Subsidiaries have operated in the ordinary course of business in all material respects and (ii) there has not been a Company Material Adverse Effect.

(j)                                    No Undisclosed Liabilities.  Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of the Covered Subsidiaries has any liabilities or obligations of a type required to be reflected on a balance sheet in accordance with GAAP

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other than (i) liabilities or obligations disclosed and provided for in the Company Financial Statements or in the notes thereto, (ii) liabilities or obligations that have been incurred by the Company or the Covered Subsidiaries since December 31, 2013 in the ordinary course of business or (iii) liabilities or obligations arising under or in connection with the transactions contemplated by this Agreement.

(k)                                 Litigation.

(i)                                     As of the date of this Agreement, there is no pending Proceeding, and, to the knowledge of the Company, since December 31, 2013 through the date hereof, no Person has threatened to commence any Proceeding: (i) against the Company or any of the Covered Subsidiaries or any director or officer thereof (in their capacity as such), in each case, as would have, if decided adversely, individually or in the aggregate, a Company Material Adverse Effect or (ii) that challenges, or would reasonably be expected to have the effect of making illegal, restraining, enjoining or otherwise prohibiting or preventing the transactions contemplated by this Agreement.

(ii)                                  There is no Governmental Order in effect to which the Company or any of the Covered Subsidiaries is a party or subject which materially interferes with the business of the Company and the Covered Subsidiaries as currently conducted, taken as a whole.

(l)                                     Intellectual Property.  The Company owns, or possesses the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, except for failures to so own, or so possess the right to use, that would not have a Company Material Adverse Effect.  To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of the Covered Subsidiaries infringes upon any rights held by any other Person, except for such infringements that would not have a Company Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

(m)                             Investment Company.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)                                 Offering.  Subject to the truth and accuracy of the Purchaser’s representations set forth in Section 3.2, the offer, sale and issuance of the Note are exempt from the registration requirements of the Securities Act and the Note is not required to be qualified under the Trust Indenture Act of 1939.

(o)                                 No Additional Representations.  The Company acknowledges that the Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Purchaser to the Company in accordance with the terms hereof and thereof.

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Section 3.2                                    Representations and Warranties of the Purchaser.  In connection with the transactions provided for herein, the Purchaser hereby represents and warrants to the Company that:

(a)                                 Existence and Power.  The Purchaser is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of organization and has all necessary corporate power and authority to enter into this Agreement and the Note, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and thereby.

(b)                                 Authorization.  The execution, delivery and performance of this Agreement and the Note by the Purchaser have been duly authorized by all necessary corporate action on its part.  This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.  Without limiting the generality of the foregoing, no approval by its shareholders is required in connection with this Agreement and the Note, the performance by it of its obligations hereunder and thereunder, or the consummation by the Purchaser of the transactions contemplated hereby and thereby.

(c)                                  Purchase Entirely for Own Account.  The Purchaser is acquiring the Note for investment for its own account and not with a view to the distribution thereof in violation of the Securities Act.  The Purchaser acknowledges that it can bear the economic risk of its investment in the Note, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note.

(d)                                 No Violation.  The execution, delivery and performance by the Purchaser of this Agreement and the Note does not and will not (i) violate, conflict with or result in the breach of any provision of its memorandum and articles of association (or similar organizational documents), (ii) subject to the truth and accuracy of the representations and warranties of the Company in Section 3.1(n), conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or result in the creation of any Liens upon any of its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(e)                                  Governmental Consents and Approvals.  The execution, delivery and performance by the Purchaser of this Agreement and the Note do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

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(f)                                   Legend.  The Purchaser understands that the certificate representing the Note will bear a legend to the following effect:

“THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS.  THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

(g)                                  Private Placement.  The Purchaser understands that (a) the Note has not been registered under the Securities Act or any state securities Laws, by reason of its issuance by the Company in a transaction exempt from the registration requirements thereof and (b) the Note may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder.  The Purchaser represents that either: (i) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) or (ii) it is not a U.S. person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act.

(h)                                 No Additional Representations.  The Purchaser acknowledges that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Purchaser in accordance with the terms hereof and thereof.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                    No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, except as expressly provided in this Agreement.

Section 4.2                                    Governing Law; Selection of Forum; Submission to Jurisdiction; Service of Process.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  The Company irrevocably consents and agrees, for the benefit of the Purchaser, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Note or the transactions contemplated herein or therein shall be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby

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(i) irrevocably consents and submits to the exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues, (ii) waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Note or the transactions contemplated herein or therein brought in any such court, (iii) waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (iv) subject to Section 4.2(b), agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 4.4.

(b)                                 The Company irrevocably appoints Law Debenture Corporate Service Inc. as its authorized agent in the Borough of Manhattan, New York City, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to Ctrip.com International Ltd., 99 Fu Quan Road, Shanghai 200335, People’s Republic of China, Attention: Chief Strategy Officer, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect.  If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Purchaser a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance.  Nothing herein shall affect the right of the Purchaser to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.  To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under the Note.

Section 4.3                                    Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.4                                    Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person, (ii) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) three (3) Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.4):

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If to the Company, to:

Ctrip.com International, Ltd.
99 Fu Quan Road
Shanghai 200335, People’s Republic of China
Attention: Chief Strategy Officer
Facsimile:  +86 21 5251 0000

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attention:  Z. Julie Gao
Facsimile:  +852 3740 4727

If to the Purchaser, to:

Priceline Group Treasury Company B.V.
c/o The Priceline Group Inc.
800 Connecticut Avenue
Norwalk, CT  06854
USA
Attention:  General Counsel
Facsimile: +203-299-8915

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York  10004
USA
Attention:  Brian E. Hamilton
Facsimile:  +212-558-3588

Section 4.5                                    Fees and Expenses.  Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 4.6                                    Entire Agreement.  This Agreement, the Note and the other documents delivered pursuant hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties and/or their Subsidiaries and Affiliates with respect to the subject matter of this Agreement.

Section 4.7                                    Amendment.  Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is duly executed and delivered by or on behalf of each of the parties hereto.

Section 4.8                                    Waiver and Extension.  Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other

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party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.  No waiver of any representation, warranty, agreement, condition or obligation granted pursuant to this Section 4.8 or otherwise in accordance with this Agreement shall be construed as a waiver of any prior or subsequent breach of such representation, warranty, agreement, condition or obligation or any other representation, warranty, agreement, condition or obligation and no waiver of any condition granted pursuant to this Section 4.8 or otherwise in accordance with this Agreement shall be construed as a waiver of any representation, warranty, agreement or covenant to which such condition relates.  The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 4.9                                    Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced under any applicable Law or any Governmental Order, such term or other provision shall be excluded from this Agreement and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Purchaser shall negotiate together in good faith to modify this Agreement so as to effect the original intent of both the Company and the Purchaser as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 4.10                             Public Disclosure.  Without limiting any other provision of this Agreement, each of the Purchaser and the Company shall consult with the other and issue a joint press release with respect to the execution of this Agreement, the Note and the transactions contemplated hereby and thereby.  Thereafter, neither the Company nor the Purchaser, nor any of their respective Subsidiaries, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a party’s counsel deems such disclosure necessary in order to comply with any Law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by applicable Law), shall limit such disclosure to the information such counsel advises is required to comply with such Law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party.  Notwithstanding anything to the contrary in this Section 4.10, each of the Purchaser, Parent and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company and do not reveal material, non-public information regarding the other parties or the transactions contemplated this Agreement.

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Section 4.11                             Waiver of Jury Trial.  EACH OF THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 4.12                             Further Assurances.  From time to time, each party hereto shall execute and deliver to the other party hereto such additional documents and shall provide such additional information to such other party as such other party may reasonably require to carry out the terms of this Agreement and the Note.

[The rest of this page has deliberately been left blank]

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

CTRIP.COM INTERNATIONAL, LTD.

By:	/s/ Jane Jie Sun
	Name:	Jane Jie Sun
	Title:	Chief Operating Officer

PRICELINE GROUP TREASURY COMPANY B.V.

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Director

[Signature Page to Note Purchase Agreement]

SCHEDULE 1
COVERED SUBSIDIARIES

Subsidiaries

C-Travel International Limited, a Cayman Islands company

China Software Hotel Information System Co., Ltd., a PRC company

Ctrip.com (Hong Kong) Limited, a Hong Kong company

Ctrip Computer Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Travel Information Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Travel Network Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Information Technology (Nantong) Co., Ltd., a PRC company

ezTravel Co., Ltd., a Taiwan company

HKWOT (BVI) Limited, a BVI company

Affiliated Entities

Beijing Ctrip International Travel Agency Co., Ltd., a PRC company

Chengdu Ctrip International Travel Agency Co., Ltd, a PRC company

Chengdu Ctrip Travel Agency Co., Ltd., a PRC company

Ctrip Insurance Agency Co., Ltd., a PRC company

Guangzhou Ctrip International Travel Agency Co., Ltd., a PRC company

Shanghai Ctrip Commerce Co., Ltd., a PRC company

Shanghai Ctrip International Travel Agency Co., Ltd. (formerly Shanghai Ctrip

Charming International Travel Agency Co., Ltd.), a PRC company

Shanghai Huacheng Southwest Travel Agency Co., Ltd., a PRC company

Shenzhen Ctrip Travel Agency Co., Ltd., a PRC company

EXHIBIT A
FORM OF CONVERTIBLE NOTE

CONVERTIBLE NOTE

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER SECURITIES LAWS.  THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CONVERTIBLE NOTE

US$500 million	August 7, 2014

Subject to the terms and conditions of this Convertible Note (the “Note”), for good and valuable consideration received, Ctrip.com International, Ltd., an exempted limited liability company under the laws of the Cayman Islands (the “Company”), promises to pay to the order of Priceline Group Treasury Company B.V., a Netherlands company and an indirect wholly owned Subsidiary of The Priceline Group Inc., a Delaware corporation (“Priceline”) (such party and any transferee, the “Holder”), the principal amount of US$500 million, plus accrued and unpaid interest thereon at the rate provided below, on August 7, 2019 (the “Maturity Date”), or such earlier or later date as may be otherwise provided herein, unless the outstanding principal, together with accrued interest, is settled in accordance with ARTICLE 3 of the Note.

The Note is issued pursuant to, and in accordance with, the Convertible Note Purchase Agreement, dated August 7, 2014 (the “Purchase Agreement”), between the Company and the Holder, and is subject to the provisions thereof.  Capitalized terms used and not defined herein shall have the meaning set forth in the Purchase Agreement.

The following is a statement of the rights of the Holder of the Note and the terms and conditions to which the Note is subject, and to which the Holder hereof, by the acceptance of the Note, agrees:

ARTICLE 1
DEFINITIONS

“2018 Note” means a 1.25% Convertible Senior Note due 2018 issued pursuant to the Indenture.

“Additional ADSs” shall have the meaning ascribed to such term in Section 4.1(a).

“ADS” means an American Depositary Share, representing 0.25 of an Ordinary Share of the Company as of the date of this Note.

“ADS Price” shall have the meaning ascribed to such term in Section 4.1(c).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions in the Cayman Islands, the State of New York or the cities of Beijing, Shanghai or Hong Kong are required by Law to be closed.

“Capital Stock” means for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Clause A Distribution” shall have the meaning ascribed to such term in Section 4.2(c).

“Clause B Distribution” shall have the meaning ascribed to such term in Section 4.2(c).

“Clause C Distribution” shall have the meaning ascribed to such term in Section 4.2(c).

“close of business” means 5:00 P.M., New York City time.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Common Equity” of any Person means ordinary share capital or common stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Conversion Agent” shall have the meaning ascribed to such term in the Indenture.

“Conversion Date” shall have the meaning ascribed to such term in Section 3.3.

“Conversion Notice” shall have the meaning ascribed to such term in Section 3.3.

“Conversion Rate” shall have the meaning ascribed to such term in Section 3.2.

“Defaulted Amounts” means any amounts on this Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Distributed Property” shall have the meaning ascribed to such term in Section 4.2(c).

“Effective Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Event of Default” shall have the meaning ascribed to such term in Section 2.4.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which the Ordinary Shares, ADSs representing Ordinary Shares (or other applicable security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Ordinary Shares, ADSs representing Ordinary Shares (or other applicable security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiring Rights” means any rights, options or warrants to purchase Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

“Fractional ADSs” means ADSs that would represent a fractional ordinary share.

“Fundamental Change” shall have the meaning ascribed to such term in the Indenture.

“Fundamental Change Repurchase Date” shall have the meaning ascribed to such term in Section 5.1.

“Fundamental Change Repurchase Notice” shall have the meaning ascribed to such term in Section 5.2(a).

“Fundamental Change Repurchase Price” shall have the meaning ascribed to such term in Section 5.1.

“Fundamental Change Company Notice” shall have the meaning ascribed to such term in Section 5.3.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, municipal or other government, any governmental, quasi-governmental, supranational, regulatory or administrative authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body, political subdivision, and any court or other tribunal) or any self-regulatory organization (including NASDAQ) with competent jurisdiction.

“Holder” shall have the meaning ascribed to such term in the Preamble.

“Indenture” means that certain Indenture dated as of October 17, 2013 between the Company and the Trustee, as the provisions thereof exist on the date of this Note.

“Interest Payment Date” means February 7 and August 7 of each year, beginning on February 7, 2015.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the NASDAQ (or the principal U.S. national or regional securities exchange on which the ADSs are traded).  If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the midpoint of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Make-Whole Fundamental Change” shall have the meaning ascribed to such term in the Indenture.

“Maturity Date” shall have the meaning ascribed to such term in the Preamble.

“Merger Event” shall have the meaning ascribed to such term in Section 4.3.

“NASDAQ” means the NASDAQ Global Select Market.

“Note” shall have the meaning ascribed to such term in the Preamble.

“open of business” means 9:00 A.M., New York City time.

“Ordinary Shares” means ordinary shares of the Company, par value US$0.01 per ordinary share, at the date of this Note, subject to Section 4.3.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a Governmental Authority.

“Priceline” shall have the meaning ascribed to such term in the Preamble.

“Purchase Agreement” shall have the meaning ascribed to such term in the Preamble.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (directly or in the form of ADSs) (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (directly or in the form of ADSs) (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” and “unit of Reference Property” have the meanings ascribed thereto in Section 4.3.

“Regular Record Date” means, with respect to any Interest Payment Date, February 1 or August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 7 or August 7 Interest Payment Date, respectively.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning ascribed to such term in Section 4.2(c).

“Subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more subsidiaries of the subject entity, (ii) any Person, including for the avoidance of doubt any “variable interest entity”, whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with GAAP, or (iii) any Person with respect to which the subject entity has the sole power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise.

“Trading Day” means a day on which (i) trading in the ADSs (or other Company security for which a closing sale price must be determined) generally occurs on the NASDAQ or, if the ADSs (or such other security) are not then listed on the NASDAQ, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“Trigger Event” shall have the meaning ascribed to such term in Section 4.2(c).

“Trustee” means The Bank of New York Mellon, a national banking association.

“U.S.” means United States.

“US$” or “$” means the United States dollar, the lawful currency of the United States of America.

“Valuation Period” shall have the meaning ascribed to such term in Section 4.2(c).

ARTICLE 2
INTEREST; PAYMENTS; DEFAULTS

2.1                               Interest Rate.  The principal amount outstanding under the Note shall bear interest at a rate of 1.00% per annum or the maximum rate permissible by Law, whichever is less, until maturity or such earlier or later time as the principal becomes due and payable hereunder, whether through redemption upon an Event of Default or otherwise. Interest on the Note shall accrue annually from August 7, 2014 or from the most recent date on which interest has been paid for or duly provided for.  Interest shall be payable semiannually in arrears on each Interest Payment Date.  Accrued interest on the Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

2.2                               Payment.  All amounts payable on or in respect of the Note or the indebtedness evidenced hereby shall be paid to the Holder in U.S. dollars, in immediately available funds on the date that any principal or interest payment is due and payable hereunder.  The Company shall make such payments of the unpaid principal amount of the Note, together with accrued and unpaid interest thereon, on each such date to the Holder by wire transfer of immediately available funds for the account of the Holder as the Holder may designate from time to time and notify in writing to the Company at least three Business Days prior to each payment date.  If any such payment date or the Maturity Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3                               Seniority.  The Note ranks senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Note, equal in right of payment to any of the Company’s future indebtedness and other liabilities of the Company that are not so subordinated, junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and  structurally junior to all future indebtedness incurred by the Company’s Subsidiaries and their other liabilities (including trade payables).

2.4                               Events of Default.  For purposes of the Note, an “Event of Default” shall be deemed to have occurred if any of the following events occur, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)                                 Failure to Pay Principal.  The Company defaults in the payment of principal of the Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(b)                                 Failure to Pay Interest.  The Company defaults in the payment of interest when any such interest payment becomes due and payable and the default continues for a period of 30 calendar days;

(c)                                  Breach of Conversion Obligation.  The Company fails to comply with its obligation to convert all or a portion of the Note in accordance with ARTICLE 3 upon Holder’s exercise of its conversion rights and such failure continues for a period of five Business Days;

(d)                                 Breach of ARTICLE 7.  The Company fails to comply with its obligations under ARTICLE 7;

(e)                                  Breach of Other Obligations.  The Company fails for 60 calendar days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in the Note;

(f)                                   Cross Default.  Any default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$15 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (A) resulting in such indebtedness becoming or being declared due and payable or (B) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(g)                                  Adverse Judgment.  A final judgment for the payment of US$15 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) is rendered against the Company or any Significant Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within 60 calendar days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced and (ii) the date on which all rights to appeal have been extinguished;

(h)                                 Bankruptcy.  The Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or all or substantially all of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)                                     Involuntary Proceedings.  An involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive calendar days.

2.5                               Consequences of Event of Default.

(a)                                 Upon the occurrence of an Event of Default, the Company shall promptly deliver written notice thereof to the Holder.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then, and in each and every such case (other than an Event of Default specified in Section 2.4(h) or Section 2.4(i) with respect to the Company or any of its Significant Subsidiaries), unless the principal of the Note shall have already become due and payable, the Holder may by notice in writing to the Company, declare 100% of the outstanding principal of, and accrued and unpaid interest on, the Note to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable.  If an Event of Default specified in Section 2.4(h) or Section 2.4(i) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the outstanding principal of, and accrued and unpaid interest on, the Note shall become and shall automatically be immediately due and payable without any action on the part of the Holder.

(b)                                 Subsection (a) above, however, is subject to the conditions that if, at any time after the outstanding principal of the Note shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Holder a sum sufficient to pay installments of accrued and unpaid interest upon the Note and the outstanding principal of the Note that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable Law, and on such principal at the rate per annum borne by the Note plus one percent), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Note, other than the nonpayment of the principal of and accrued and unpaid interest on the Note that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case the Holder, by written notice to the Company, may waive all default or Events of Default with respect to the Note and rescind and annul such declaration and its consequences and such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Note; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Event of Default, or shall impair any right consequent thereon.

2.6                               Defaulted Amounts.  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at 2.00%, subject to the enforceability thereof under applicable Law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company to the Holder by wire transfer of immediately available funds pursuant to the procedures set forth in Section 2.2.

ARTICLE 3
CONVERSION

3.1                               Conversion by Holder.  Subject to and upon compliance with the provisions of this ARTICLE 3, the Holder shall have the right from time to time, at the Holder’s option, to convert all or any portion (if the portion to be converted is at least US$100,000,000 or such lesser amount then held by the Holder) of the Note to the Company’s fully paid ADSs at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date.

3.2                               Conversion Price; Conversion Rate.  Subject to adjustments as provided in ARTICLE 4, the initial conversion price shall be US$81.36 per ADS, representing an initial conversion rate of 12.2907 ADSs (the “Conversion Rate”) per US$1,000 principal amount of the Note.

3.3                               Conversion Procedure; Settlement Upon Conversion.

(a)                                 Subject to Section 3.3(c), this Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered a duly completed irrevocable written notice to the Company (the “Conversion Notice”) and the Note for cancellation to the Company.  Within three Business

Days after the delivery of the Note and the Conversion Notice to the Company pursuant to Section 3.1 above, the Company shall (i) take all actions and execute all documents necessary to effect the issuance of the full number of ADSs to which the Holder shall be entitled in satisfaction of any conversion pursuant to Section 3.1, (ii) if required by applicable Law, deliver to the Holder certificate(s) representing the number of ADSs delivered upon each such conversion and (iii) subject to Section 3.3(c), cancel the Note.  No Conversion Notice may be delivered and the Note may not be surrendered by a Holder for conversion thereof if the Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of the Note and not validly withdrawn such  Fundamental Change Repurchase Notice in accordance with ARTICLE 5.

(b)                                 The Company shall not issue any Fractional ADS upon conversion of the Note and shall instead pay cash in lieu of any Fractional ADS deliverable upon conversion based on the Last Reported Sale Price of the ADSs on the relevant Conversion Date.

(c)                                  In the event the Holder surrenders this Note pursuant to Section 3.3(a) for partial conversion, the Company shall, in addition to cancelling the Note upon such surrender, execute and deliver to the Holder a new note denominated in U.S. dollars and in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the Holder.

(d)                                 If the Holder submits the Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of the ADSs upon such conversion of the Note (or the issuance of the underlying Ordinary Shares), unless the tax is due because the Holder requests such ADSs (or such Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Company shall pay the relevant depositary’s fees for issuance of the ADSs.

(e)                                  Upon any conversion, the Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s settlement of each conversion pursuant to this ARTICLE 3 shall be deemed to satisfy in full its obligation to pay the principal amount of the Note converted and accrued and unpaid interest thereon, if any, to, but not including, the relevant Conversion Date.  As a result, such accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, if this Note is converted after the close of business on a Regular Record Date, the Holder will receive the full amount of interest payable on the Note on the corresponding Interest Payment Date notwithstanding the pending conversion for so long as it remains a holder of the Note and there remains outstanding principal.  Any issuance of ADSs upon conversion of the Note during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Note; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

(f)                                   Except as provided in Section 4.2, no adjustment shall be made for dividends on any ADSs delivered upon any conversion of this Note as provided in this ARTICLE 3.

ARTICLE 4
ADJUSTMENTS

4.1                               Increased Conversion Rate Applicable in Connection with Make-Whole Fundamental Change  .

(a)                                 If a Make-Whole Fundamental Change occurs prior to the Maturity Date and the Holder elects to convert this Note in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate by a number of additional ADSs (the “Additional ADSs”) as described below.  A conversion of this Note shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Company from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof in the Indenture, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).  The Company shall provide written notice to the Holder of the Effective Date of any Make-Whole Fundamental Change.

(b)                                 Upon surrender of this Note for conversion in connection with a Make-Whole Fundamental Change, the Company shall cause to be delivered ADSs, including the Additional ADSs, in accordance with Section 3.3; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change in the Indenture, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of the Note following the Effective Date of such Make-Whole Fundamental Change, such conversion shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of the converted Note equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price.

(c)                                  The number of Additional ADSs, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change.  If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS.  Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)                                 The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Note is otherwise adjusted.  The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.2.

(e)                                  The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of the Note pursuant to this Section 4.1 for each ADS Price and Effective Date set forth below:

	ADS price
Effective date	$62.59	$70.00	$75.00	$80.00	$90.00	$100.00	$120.00	$140.00	$180.00	$220.00	$260.00	$300.00
August 7, 2014	3.6872	2.9439	2.5504	2.2225	1.7128	1.3420	0.8553	0.5648	0.2609	0.1220	0.0528	0.0176
August 7, 2015	3.6872	2.8820	2.4720	2.1328	1.6113	1.2380	0.7593	0.4830	0.2069	0.0889	0.0343	0.0093
August 7, 2016	3.6872	2.8061	2.3724	2.0170	1.4796	1.1036	0.6386	0.3834	0.1458	0.0539	0.0160	0.0018
August 7, 2017	3.6872	2.7067	2.2345	1.8539	1.2931	0.9165	0.4792	0.2604	0.0803	0.0218	0.0026	0.0000
August 7, 2018	3.6872	2.4970	1.9565	1.5353	0.9514	0.5972	0.2465	0.1072	0.0201	0.0014	0.0000	0.0000
August 7, 2019	3.6872	1.9950	1.0427	0.2094	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                     if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                                  if the ADS Price is greater than US$300.00 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate; and

(iii)                               if the ADS Price is less than US$62.59 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 15.9779 ADSs, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 4.2.

(f)                                   Nothing in this Section 4.1 shall prevent an adjustment to the Conversion Rate pursuant to Section 4.2.

(g)                                  Whenever any provision of this Note requires the Company to calculate the Last Reported Sale Prices or the ADS Price for purposes of a Make-Whole Fundamental Change over a span of multiple days, the Board of Directors shall make appropriate adjustments to each account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 4.2, or any event requiring an adjustment to the Conversion Rate pursuant to Section 4.2 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices or ADS Prices are to be calculated.

4.2                               Adjustment of Conversion Rate.  If the number of Ordinary Shares represented by the ADSs is changed, after the date of this Note, for any reason other than one or more of the events described in this Section 4.2, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which any conversion of this Note is based remains the same.

Notwithstanding the adjustment provisions described in this Section 4.2, if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of capital stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 4.2 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares.  However, in the event that the Company issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 4.2(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares or ADSs) or Section 4.2(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 4.2 results in a change to the number of Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such an event to the extent to which such change reflects what a corresponding change to the Conversion Rate would have been on account of such an event.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the Holder participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Note, in any of the transactions described in this Section 4.2, without having to convert the Note, as if it held a number of Ordinary Shares equal to the Conversion Rate, multiplied by the principal amount of the Note held by the Holder.

(a)                                 If the Company exclusively issues Ordinary Shares as a dividend or distribution on the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                 =                                                 the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs of such dividend or distribution, or immediately prior to the close of business on the effective date of such share split or share combination, as applicable;

CR1                 =                                                 the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the close of business on such effective date, as applicable;

OS0                   =                                                 the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date or immediately prior to the close of business on such effective date, as applicable; and

OS1                   =                                                 the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share  combination.

Any adjustment made under this Section 4.2(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 4.2(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company issues to all or substantially all holders of the Ordinary Shares (directly in or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0                   =                                               the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such issuance;

CR1                   =                                               the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0                     =                                               the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;

X                               =                                                 the total number of Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and

Y                                 =                                               the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants, divided by (b) the number of Ordinary Shares then represented by one ADS.

Any increase made under this Section 4.2(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for the ADSs for such issuance.  To the extent that Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs).  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such the Record Date for the ADSs for such issuance had not occurred.

For purposes of this Section 4.2(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares or the ADSs, as the case may be (divided by, in the case of ADSs, the number of Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.2(a) or Section 4.2(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.2(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.2(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0                   =                                               the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such distribution;

CR1                   =                                               the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                       =                                               the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV              =                                               the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Record Date for the ADSs for such distribution.

Any increase made under the portion of this Section 4.2(c) above shall become effective immediately after the close of business on the Record Date for the ADSs for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the ADSs for the distribution.

With respect to an adjustment pursuant to this Section 4.2(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                   =                                               the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1                   =                                               the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0         =                                               the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                  =                                               the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.2(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 4.2(c)  (and subject in all respect to Section 4.2(f)), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 4.2(c) (and no adjustment to the Conversion Rate under this Section 4.2(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.2(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.2(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.2(a), Section 4.2(b) and this Section 4.2(c), any dividend or distribution to which this Section 4.2(c) is applicable that also includes one or both of:

(A)                               a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 4.2(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 4.2(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.2(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.2(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.2(a) and Section 4.2(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately after the open of business on such effective date, as applicable” within the meaning of Section 4.2(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 4.2(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                         =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date for the ADSs for such dividend or distribution;

CR1                         =                                         the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                             =                                         the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                       =                                         the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 4.2(d) shall become effective immediately after the close of business on the Record Date for the ADSs for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, the Holder shall receive, for each US$1,000 principal amount of the Note, at the same time and upon the same terms as holders of the ADSs, the amount of cash that the Holder would have received if the Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for the ADSs for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0                         =                                         the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1                         =                                         the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                              =                                         the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0                           =                                         the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1                           =                                         the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1                             =                                         the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.2(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 4.2(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, the Conversion Date in determining the Conversion Rate.  No adjustment to the Conversion Rate under this Section 4.2(e) shall be made if such adjustment would result in a decrease in the Conversion Rate.

(f)                                   To the extent that the Company has a rights plan in effect upon any conversion of the Note, each ADS delivered upon such conversion shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion, the rights have separated from the Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Ordinary Shares Distributed Property as provided in Section 4.2(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g)                                  Notwithstanding this Section 4.2 or any other provision of this Note, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and the Holder has converted the Note on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the ADSs as of the related Conversion Date as described under Section 4.2(j) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 4.2, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for the Holder. Instead, the Holder shall be treated as if the Holder were the record owner of the ADSs on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)                                 Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or ADSs or any securities convertible into or exchangeable for Ordinary Shares or ADSs or the right to purchase Ordinary Shares or ADSs or such convertible or exchangeable securities.

(i)                                     In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 4.2, and to the extent permitted by applicable Law and subject to the applicable rules of the NASDAQ and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the

Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(j)                                    Notwithstanding anything to the contrary in this Section 4.2, the Conversion Rate shall not be adjusted:

(i)                                     upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(ii)                                  upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)                               upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date this Note was first issued;

(iv)                              solely for a change in the par value of the Ordinary Shares or ADSs ; or

(v)                                 for accrued and unpaid interest, if any.

(k)                                 All calculations and other determinations under this Section 4.2 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(l)                                     Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder.

(m)                             For purposes of this ARTICLE 4, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

(n)                                 For purposes of this Section 4.2, the “effective date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

4.3                               Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)                                 In the case of:

(i)                                     any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)                                  any consolidation, merger, combination or similar transaction involving the Company,

(iii)                               any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv)                              any statutory share exchange,

in each case, as a result of which the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Note providing that, at and after the effective time of such Merger Event, the right to convert the Note shall be changed into a right to convert the Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the number of ADSs otherwise deliverable upon any conversion of the Note in accordance with ARTICLE 3 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event.

If the Merger Event causes the ADSs to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of ADSs that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS.  The Company shall provide written notice to the Holder of such weighted average as soon as practicable after such determination is made.

Such amendment described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this ARTICLE 4 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof).  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such amendment, and such amendment shall contain such additional provisions to protect the interests of the Holder, including the rights of the Holder to require the Company to repurchase this Note upon a Fundamental Change pursuant to ARTICLE 5 as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)                                 The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.3.  None of the foregoing provisions shall affect the right of the Holder to convert this Note into ADSs as set forth in ARTICLE 3 prior to the effective date of such Merger Event.

(c)                                  The above provisions of this Section 4.3 shall similarly apply to successive Merger Events.

4.4                               No Adjustment.  Notwithstanding anything herein to the contrary, no adjustment under this ARTICLE 4 shall be required to be made to the Conversion Rate if the Company receives written notice from the Holder that no such adjustment is required.

4.5                               Certain Covenants.

(a)                                 The Company covenants that all ADSs delivered upon any conversion of this Note, and all Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that if any ADSs to be provided for the purpose of any conversion of this Note, or any Ordinary Shares represented by such ADSs, require registration with or approval of any Governmental Authority under any Law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by applicable Law, secure such registration or approval, as the case may be.

(c)                                  The Company further covenants that, for as long as the ADSs are listed on the NASDAQ or any other national securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon any conversion of this Note.

(d)                                 The Company further covenants to take all actions and obtain all approvals and registrations required with respect to any conversion of this Note into ADSs and the issuance of the Ordinary Shares represented by such ADSs.  The Company also undertakes to maintain, as long as this Note remains outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder, and shall reserve for issuance an adequate number of ADSs, such that ADSs can be delivered in accordance with the terms of this Note upon any conversion hereunder.  In addition, the Company further covenants to provide the Holder with a reasonably detailed description of the mechanics for the delivery of ADSs upon any conversion of this Note upon request.

(e)                                  The parties hereto acknowledge and agree that (i) nothing herein shall require the Company to file a shelf registration statement for the resale of the Note, the ADSs deliverable upon conversion of all or any portion of the Note or the Ordinary Shares represented thereby and (ii) the Holder may only resell the Note, the ADSs delivered upon conversion of all or any portion of the Note or the Ordinary Shares represented thereby pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities Laws.

4.6                               Notice for Certain Actions.  In case of any (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.2, (b) Merger Event or (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Note), the Company shall deliver a written notice the Holder, as promptly as possible but in any event at least 20 calendar days prior to the applicable date hereinafter specified, stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

4.7                               Termination of Depository Receipt Program.  If the Ordinary Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs shall be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day.  In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Ordinary Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change.  In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

ARTICLE 5
REPURCHASE AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

5.1                               Option of the Holder.  If a Fundamental Change occurs at any time, the Holder shall have the right, at its option, to require the Company to repurchase for cash all of the Note or any portion thereof that is equal to at least US$100,000,000 or such lesser amount then held by the Holder on the date (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 5.2 that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such

Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this ARTICLE 5.

5.2                               Delivery of Notice and the Note by the Holder.

(a)                                 Repurchases of Notes under this ARTICLE 5 shall be made, at the option of the Holder thereof, upon: (i) delivery by the Holder to the Company of a duly completed notice (the “Fundamental Change Repurchase Notice”), in the form attached hereto as Exhibit A, on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and (ii) delivery of the Note to the Company at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(b)                                 Each Fundamental Change Repurchase Notice delivered pursuant to this Section 5.2(a) shall state (a) the portion of the principal amount of the Note to be repurchased, which must be at least US$100,000,000 or such lesser amount then held by the Holder and (ii) that the Note is to be repurchased by the Company pursuant to the applicable provisions of this Note.

(c)                                  Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company in accordance with Section 5.5.

5.3                               Fundamental Change Company Notice.  On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to the Holder a written notice (the “Fundamental Change Company Notice”) by first class mail of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holder arising as a result thereof.  Each Fundamental Change Company Notice shall specify:

(a)                                 the events causing the Fundamental Change;

(b)                                 the date of the Fundamental Change;

(c)                                  the last date on which the Holder may exercise the repurchase right pursuant to this ARTICLE 5;

(d)                                 the Fundamental Change Repurchase Price;

(e)                                  the Fundamental Change Repurchase Date;

(f)                                   if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(g)                                  that the Note may be converted only if any Fundamental Change Repurchase Notice that has been delivered by the Holder has been withdrawn in accordance with the terms of this Note; and

(h)                                 the procedures that the Holder must follow to require the Company to repurchase the Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Note pursuant to this ARTICLE 5.

5.4                               No Repurchase in the Event of Acceleration.  Notwithstanding the foregoing, the Note may not be repurchased by the Company on any date at the option of the Holder upon a Fundamental Change if the principal amount of the Note has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to the Note).

5.5                               Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 5.5 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying (a) the principal amount of the Note with respect to which such notice of withdrawal is being submitted and (b) the principal amount, if any, of the Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of at least US$100,000,000 or such lesser amount then held by the Holder.

5.6                               Payment of Fundamental Change Repurchase Price.

(a)                                 On or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall set aside, segregate and hold in trust for the benefit of the Holder an amount of money sufficient to repurchase the applicable portion of the Note to be repurchased at the appropriate Fundamental Change Repurchase Price.  Payment for the applicable portion of the Note surrendered for repurchase (and not withdrawn in accordance with Section 5.5) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in this ARTICLE 5) and (ii) the time of delivery of the applicable portion of the Note by the Holder to the Company in the manner required by Section 5.2, by mailing checks for the amount payable to the Holder.

(b)                                 If by 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company holds money sufficient to make payment on the applicable portion of the Note to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the applicable portion of the Note that has been properly surrendered for repurchase and not validly withdrawn, on such Fundamental Change Repurchase Date, (i) such portion of the Note will cease to be outstanding, (ii) interest will cease to accrue on such portion of the Note and (iii) in the event the entire outstanding amount of the Note is surrendered by the Holder to be repurchased, all other rights of the Holder will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)                                  In the event a portion of the Note that is less than the entire outstanding amount is surrendered by the Holder to be repurchased, the Company shall execute and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note.

5.7                               Covenant to Comply with Applicable Laws Upon Repurchase of the Note.  In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Note so as to permit the rights and obligations under this ARTICLE 5 to be exercised in the time and in the manner specified in this ARTICLE 5.

5.8                               Further Instruments and Acts.  Upon request of the Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

ARTICLE 6
COVENANTS

6.1                               Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (including, if applicable, the Fundamental Change Repurchase Price) of, and accrued and unpaid interest on, this Note at the respective times and in the manner provided herein.

6.2                               Existence.  The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

6.3                               No Withholding.  All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Note, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price), payments of interest and deliveries of ADSs (together with payments of cash for any Fractional ADS) upon any conversion of the Note, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing” business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by Law or by regulation or governmental policy having the force of law.

6.4                               Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other Law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Note; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.

6.5                               Compliance Certificates; Statements as to Defaults.  The Company shall deliver to the Holder officers’ certificates consistent with the requirements set forth in Section 4.09 of the Indenture.

6.6                               Supplemental Indentures; Amendments of Note.  The Company shall provide written notice to the Holder promptly after the execution of any supplemental indenture to the Indenture, and such notice shall include a copy of such supplemental indenture and any documents related thereto (excluding copies of any opinions of counsel delivered by the Company to the Trustee).  The Company acknowledges and agrees that, notwithstanding anything to the contrary herein, the execution of any such supplemental indenture to the Indenture shall not be deemed an amendment, modification, addition or deletion of the terms of this Note or other change in rights, duties or immunities of the parties hereto without the prior written consent of the Holder (which may be granted or withheld in its sole discretion and with respect to all or a portion of any such supplemental indenture).  In the event the Holder consents to the application of any such supplemental indenture to this Note, the Company covenants further to negotiate in good faith with the Holder to prepare and execute an amendment to this Note to reflect any amendment(s), modification(s), addition(s) and/or deletion(s) to the terms this Note necessary to give effect to the applicable terms of any such supplemental indenture.

ARTICLE 7
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

7.1                               Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 7.2, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)                                 the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by a duly executed amendment delivered to the Holder and satisfactory in form to the Holder, all of the obligations of the Company under this Note; and

(b)                                 immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing under this Note.

For purposes of this Section 7.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

7.2                               Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by a duly executed amendment delivered to the Holder and satisfactory in form to the Holder, of the due and punctual payment of the principal of and accrued and unpaid interest on the Note, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Note and the due and punctual performance of all of the covenants and conditions of this Note to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the

Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause the Note to be signed and re-issued in its own name.  The Note as so re-issued shall in all respects have the same legal rank and benefit as though it had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this ARTICLE 7 the Person named as the “Company” in the first paragraph of this Note (or any successor that shall thereafter have become such in the manner prescribed in this ARTICLE 7) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of this Note and from its obligations under this Note.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Note thereafter to be re-issued as may be appropriate.

ARTICLE 8
NO RIGHTS AS SHAREHOLDER PRIOR TO CONVERSION

For the avoidance of doubt, the Holder hereby acknowledges and agrees that it has not been conferred with any of the rights of a shareholder of the Company, including the right to vote as such, by any of the provisions hereof or any right (a) to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, (b) to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, or change of shares to no par value, consolidation, merger, scheme of arrangement, conveyance, or otherwise), (c) to receive notice of meetings or to receive in-kind dividends or subscription rights or otherwise until the Note shall have been converted in whole and all ADSs issuable upon the whole conversion hereof shall have been issued, as provided for in the Note.

ARTICLE 9
CANCELLATION

After all amounts at any time owing on the Note have been paid in full or upon the conversion of the Note in full pursuant to ARTICLE 3, the Note shall be surrendered to the Company for cancellation and shall not be reissued.

ARTICLE 10
NO REDEMPTION

This Note shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for this Note.

ARTICLE 11
MISCELLANEOUS

11.1                        Termination of Rights.  All rights under this Note shall terminate when (a) all amounts at any time owing on this Note have been paid in full or (ii) the Note is converted in full pursuant to the terms set forth in ARTICLE 3.

11.2                        Amendments and Waivers; Notice.  The amendment or waiver of any term of the Note shall be subject to the written consent of Holder and the Company.  The provision of notice shall be made pursuant to the terms of the Purchase Agreement.

11.3                        Transferability.  This Note may be transferred, in whole or in part, at any time by Holder to a qualified institutional buyer in a transaction complying with Rule 144A under the Securities Act or pursuant to any other available exemption from registration under the Securities Act.

11.4                        Governing Law; Selection of Forum; Submission to Jurisdiction; Service of Process.

(a)                                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  The Company irrevocably consents and agrees, for the benefit of the Holder, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Note or the Purchase Agreement or the transactions contemplated herein or therein shall be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby (i) irrevocably consents and submits to the exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues, (ii) waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Note or the Purchase Agreement or the transactions contemplated herein or therein brought in any such court, (iii) waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (iv) subject to Section 11.4(b), agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.2.

(b)                                 The Company irrevocably appoints Law Debenture Corporate Service Inc. as its authorized agent in the Borough of Manhattan, New York City, New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to Ctrip.com International Ltd., 99 Fu Quan Road, Shanghai 200335, People’s Republic of China, Attention: Chief Strategy Officer, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect.  If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Holder a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance.  Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction.  To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under the Purchase Agreement.

11.5                        Delays or Omissions.  No delay or failure by any party to insist on the strict performance of any provision of the Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of the Note, nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

11.6                        Interpretation.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of the Note, no presumption or burden of proof or persuasion will be implied because the Note was prepared by or at the request of any party or its counsel.

11.7                        Waiver of Jury Trial.  EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.8                        Other Miscellaneous Provisions.  The provisions of Sections 17.01, 17.02, 17.14 and 17.15 of the Indenture are hereby incorporated by reference into this Section 11.8; it being understood that (a) any references to the Indenture in such provisions shall be deemed to be references to this Note, (b) any obligations of the Company to the Trustee, the Paying Agent or the Conversion Agent pursuant to such provisions shall be deemed to be obligations of the Company to the Holder and (c) any rights held by the Trustee, the Paying Agent or the Conversion Agent pursuant to such provisions shall be deemed to be rights held by the Holder.

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IN WITNESS WHEREOF, the Company has caused the Note to be issued on the date first above written.

COMPANY:

Ctrip.com International, Ltd.

By:
(Signature)

Name:
Title:

[Signature Page to Convertible Note]

Exhibit A

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: CTRIP.COM INTERNATIONAL, LTD.

The undersigned Holder of this Note hereby acknowledges receipt of a notice from Ctrip.com International, Ltd. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the Holder in accordance with Section 5.1 of this Note (1) the entire principal amount of this Note, or the portion thereof (that is at least US$100,000,000 principal amount or such lesser amount then held by the Holder) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

Principal amount to be repaid (if less than all): US$

Dated:

[NAME OF HOLDER]

By:
Name:
Capacity: